AMENDED AND RESTATED

RULE 18f-3 MULTI-CLASS PLAN

COLUMBIA FUNDS SERIES TRUST II

I.	Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Rule 18f-3 Multi-Class Plan (“Plan”) sets forth the methods for allocating fees and expenses among the classes of shares (“Shares”) in the investment portfolios (the “Funds”) of the Columbia Funds Series Trust II (“Registrant”) listed in Schedule A. Among other things, this Plan identifies expenses that may be allocated to a particular class of Shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class. In addition, this Plan sets forth the maximum initial sales charges (or “loads”), contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum shareholder administration fees, conversion features, exchange privileges, other shareholder policies and services and transfer agency fees, if any, applicable or allocated to each class of Shares of the Registrant.

The Registrant is an open-end series investment company registered under the 1940 Act, the Shares of which are registered on Form N-1A under the Securities Act of 1933. The Registrant offers multiple classes of Shares in its Funds pursuant to the provisions of Rule 18f-3 and this Plan.

Each Fund and the classes of Shares representing interests in the Fund it issues are set forth in Schedule A hereto. Schedule A shall be updated by officers of the Registrant from time to time as necessary to reflect the current classes and Funds offered by the Registrant.

II.	Allocation of Expenses.

1. Except as otherwise set forth herein or as may from time to time be specifically approved by the board of Trustees of the Registrant (the Trustees), all expenses of each Fund shall be allocated proportionately among the classes of such Fund pro rata based on the relative net assets of each class. Pursuant to Rule 18f-3, the Registrant shall allocate to each class of Shares in a Fund any fees and expenses incurred by the Registrant in connection with the distribution and/or the provision of shareholder services to holders of such class of Shares under any distribution plan, shareholder servicing plan and/or plan administration agreement (a “Distribution/Shareholder Servicing Plan”).

2. In addition, pursuant to Rule 18f-3, the Registrant may allocate to a particular class of Shares the following fees and expenses, if any, but only to the extent they relate to (as defined below) the particular class of Shares:

(i)	transfer agency fees and expenses identified by the Registrant’s transfer agent or officers as being fees and expenses that relate to such class of Shares (see paragraph 7 below);

(ii)

printing and postage expenses of preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of Shares or to regulatory agencies that relate to such class of Shares;

(iii)	blue sky registration or qualification fees that relate to such class of Shares;

(iv)	Securities and Exchange Commission registration fees that relate to such class of Shares;

(v)

expenses of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values and determining or paying distributions) as required to support the shareholders of such class of Shares;

(vi)	litigation or other legal expenses that relate to such class of Shares;

(vii)	fees of the Trustees of the Registrant incurred as a result of issues that relate to such class of Shares;

(viii)	independent accountants’ fees that relate to such class of Shares; and

(ix)	any other fees and expenses that relate to such class of Shares.

Notwithstanding the foregoing, the Registrant may not allocate advisory or custodial fees or other expenses related to the management of a Fund’s assets to a particular class, except that the Registrant may cause a class to pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions, if any, in the advisory contract of the Fund to the different investment performance of each class.

3. For all purposes under this Plan, fees and expenses that “relate to” a class of Shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The officers of the Registrant shall have the authority to determine, to the extent permitted by applicable law or regulation and/or U.S. Securities and Exchange Commission guidance, whether any or all of the fees and expenses described in paragraph 2 above should be allocated to a particular class of Shares. The Treasurer, any Deputy or Assistant Treasurer, or another appropriate officer of the Registrant shall periodically or as frequently as requested by the independent Trustees report to the Board of Trustees regarding any such allocations.

4. For all purposes under this Plan, “Daily Dividend Fund” means any Fund that has a policy of declaring distributions of net investment income daily, including any money market fund that determines net asset value using the amortized cost method permitted by Rule 2a-7 under the 1940 Act.

5. Income and any expenses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund, excluding the value of subscriptions receivable (the “Settled Shares Method”).

Realized and unrealized capital gains and losses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund (the “Relative Net Assets Method”).

6. Income, realized and unrealized capital gains and losses, and any expenses of Funds that are not Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the Relative Net Assets Method.

7. Transfer agency costs vary among classes, and are calculated separately for each of (a) Institutional 3 Class Shares (formerly Class Y Shares), (b) Institutional 2 Class Shares (formerly Class R5 Shares), and (c) all other classes of Shares. Shares of each Class pay an annual fee set forth in the transfer agency agreement in effect from time to time and an allocable share of reimbursable out-of-pocket expenses, with the allocation among the classes based on the number of open accounts. Shares of each Class (other than Institutional 3 Class Shares) pay sub-transfer agency fees as set forth in the transfer agency agreement in effect from time to time.

8. In certain cases, a Fund service provider may waive or reimburse all or a portion of the expenses of a specific class of Shares of the Fund. The applicable service provider shall report to the Board of Trustees regarding any such waivers or reimbursements, including why they are consistent with the fair and equitable treatment of shareholders of all classes.

III. Class Arrangements.

The following summarizes the maximum initial sales charges, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum plan administration and/or shareholder administration fees, if any, conversion features, exchange privileges and other shareholder service fees, if any, applicable or allocated to each class of Shares of the Registrant. Additional details regarding such fees and services are set forth in the relevant Fund’s (or Funds’) current prospectus(es) and statement of additional information.

1.	Class A Shares*

A.	Maximum Initial Sales Charge:

(i)	Equity Funds (including certain asset allocation and balanced Funds as set forth in a Fund’s then-current prospectus(es)): maximum of 5.75%.

(ii)	Fixed income Funds (including certain asset allocation Funds as set forth in a Fund’s then-current prospectus(es) (other than fixed income Funds listed below): maximum of 4.75%.

(iii)

Columbia Floating Rate Fund, Columbia Limited Duration Credit Fund, Columbia Minnesota Tax-Exempt Fund, Columbia Mortgage Opportunities Fund, Columbia Quality Income Fund and Columbia Strategic Municipal Income Fund: 3.00%.

(iv)	Columbia Government Money Market Fund, Columbia Ultra Short Municipal Bond Fund and Multi-Manager Value Strategies Fund: None

B.	Maximum Contingent Deferred Sales Charge:

(i)	1.00% for equity and fixed income Funds (other than fixed income Funds listed below).

(ii)

0.75% for Columbia Minnesota Tax-Exempt Fund and Columbia Strategic Municipal Income Fund (For Class A shares of these Funds purchased prior to February 19, 2015, the maximum contingent deferred sales charge is 1.00%.)

(iii)	Columbia Ultra Short Duration Municipal Bond Fund and Multi-Manager Value Strategies Fund: None

C.

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Fund may pay a distribution fee of up to 0.10% and/or a service fee of up to 0.25%, as set forth in the applicable Distribution/Shareholder Servicing Plan; providing, however, that certain Funds pay a distribution and/or servicing fee of up to 0.25%. Class A of Columbia Ultra Short Duration Municipal Bond Fund pays a distribution and or/servicing fee of 0.15%.

D.

Conversion Features/Exchange Privileges: Class A Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class A Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

*	On December 15, 2018, Class T Shares (formerly designated as Class W Shares) are exchanged for Class A Shares in a tax free transaction.

2.	Advisor Class (Class Adv) Shares (formerly known as Class R4 Shares)*

A.	Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.

Conversion Features/Exchange Privileges: Class Adv Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class Adv Shares of a Fund may generally be exchanged for Class Adv Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class Adv Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

*	On March 9, 2018, Class K Shares were exchanged for Class Adv Shares (formerly known as Class R4 Shares) in a tax free transaction.

3.	Class C Shares

A.	Maximum Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds):

(i)	1.00% if redeemed within one year of purchase and eliminated thereafter (other than the Funds listed below):

(ii)	Columbia Government Money Market Fund: None

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class C Shares of each Fund may pay distribution fees of up to 0.75% of the average daily net assets of such Shares and shareholder servicing fees of up to 0.25% of the average daily net assets of such Shares.

C.

Conversion Features/Exchange Privileges: Class C Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class C Shares of a Fund may generally be exchanged for Class C Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund. Early conversion of Class C Shares of a Fund to Class A shares of such Fund is permitted if approved by the Board of Trustees of the Registrant.

D.

Other Shareholder Services: Class C Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

4.	Institutional Class (Class Inst) Shares (formerly known as Class Z Shares).

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.

Conversion Features/Exchange Privileges: Class Inst Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class Inst Shares of a Fund may generally be exchanged for Class Inst Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class Inst Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

5.	Institutional 2 Class (Class Inst2) Shares (formerly known as Class R5 Shares)

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.

Conversion Features/Exchange Privileges: Class Inst2 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class Inst2 Shares of a Fund may generally be exchanged for Class Inst2 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class Inst2 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

6.	Institutional 3 Class (Class Inst3) Shares (formerly known as Class Y Shares)*

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.

Conversion Features/Exchange Privileges: Class Inst3 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class Inst3 Shares of a Fund may generally be exchanged for Class Inst3 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class Inst3 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

*	On March 27, 2017, Class I Shares were exchanged for Class Inst3 Shares (formerly known as Class Y Shares) in a tax free transaction.

7.	Class R Shares

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class R Shares of each Fund may pay distribution fees of up to 0.50% of the average daily net assets of such Shares.

D.

Conversion Features/Exchange Privileges: Class R Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class R Shares of a Fund may generally be exchanged for Class R Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund. Class R shares of Columbia Government Money Market Fund may be converted to Class A shares of such Fund with the approval of the Board of Trustees of the Trust.

E.

Other Shareholder Services: Class R Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

8.	Class V Shares*

A.	Maximum Initial Sales Charge:

(a)	For equity Funds: 5.75%

(b)	For fixed-income Funds: 4.75%

B.	Maximum Contingent Deferred Sales Charge: 1.00%

C.

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class V Shares of each Fund may pay servicing fees of up to 0.50% for equity Funds and 0.40% for fixed income Funds of the average daily net assets of such Shares.

D.

Conversion Features/Exchange Privileges: Class V Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class V Shares of a Fund may generally be exchanged for Class V Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund. Class V shares of a Fund may be converted to Class A shares of such Fund with the approval of the Board of Trustees of the Registrant.

E.

Other Shareholder Services: Class V Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

*	Prior to February 24, 2017, Class V Shares were designated Class T Shares.

IV.	Board Review.

The Board of Trustees of the Registrant shall review this Plan, including the application of the Relative Net Assets Method and the Settled Shares Method to the Funds, as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Registrant, including a majority of the Trustees who are not interested persons of the Registrant, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or Fund expenses), is in the best interests of each class of Shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Registrant shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:	September 7, 2010
Amended and Restated:	April 17, 2013
Amended and Restated	April 21, 2014
Amended and Restated	November 1, 2014
Amended and Restated	February 19, 2015
Amended and Restated	May 1, 2015
Amended and Restated	March 1, 2016
Amended and Restated	June 1, 2016
Section II amended to reflect changes to Transfer agency fees	January 1, 2017
Amended to reflect the re-designation of Class T and Class W Shares, the designation of new Class T Shares and other share class changes	February 15, 2017

Amended and Restated to reflect Class I and Class B changes	June 21, 2017

Amended to remove references to Class B following the conversion of all remaining Class B shares to Class A shares on July 17, 2017	July 18, 2017

Amended and Restated to reflect share class renames: Classes R4, R5, Y, Z	November 1, 2017

Amended and Restated to Update Fund List	February 2, 2018

Amended and restated to reflect Class K changes	March 9, 2018

Amended and restated to reflect Class T changes	September 14, 2018

Amended and Restated to Update Fund List	June 19, 2019

Amended and Restated to add Class I3 (Multi-Manager Value Strategies Fund)	November 20, 2019

Amended and Restated to reflect Class A liquidation for Multi-Manager Value Strategies Fund	January 27, 2020

Amended and Restated to Update Fund List	June 17, 2020

Amended and Restated to Update Fund List	July 10, 2020

Amended and Restated to Update Fund List	June 15, 2021

Amended to Add New Funds	December 7, 2021

Amended and Restated to Update Fund Name: (Columbia Ultra Short Municipal Bond Fund)	July 1, 2023

Amended to reflect share class conversion changes	September 21, 2023

Schedule A

As of July 1, 2023

Funds and Authorized Classes of Shares

The Funds are authorized to issue those classes of shares representing interests in the Funds as indicated in the following table:

Funds	A*	Class Adv**	C	Class Inst	Class Inst2	Class Inst3***	R	V****
Columbia Capital Allocation Aggressive Portfolio	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Capital Allocation Conservative Portfolio	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Capital Allocation Moderate Portfolio	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Commodity Strategy Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Disciplined Core Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Disciplined Growth Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Disciplined Value Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R	V
Columbia Dividend Opportunity Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Emerging Markets Bond Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Flexible Capital Income Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Floating Rate Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Global Opportunities Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Global Value Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Government Money Market Fund	A		C	Class Inst	Class Inst2	Class Inst3	R
Columbia High Yield Bond Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Income Builder Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Income Opportunities Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Integrated Large Cap Growth Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Integrated Large Cap Value Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Integrated Small Cap Growth Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Large Cap Value Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Limited Duration Credit Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3
Columbia Minnesota Tax-Exempt Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3
Columbia Mortgage Opportunities Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3

Funds	A*	Class Adv**	C	Class Inst	Class Inst2	Class Inst3***	R	V****
Columbia Overseas Core Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Pyrford International Stock Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Quality Income Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Select Global Equity Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Select Large Cap Value Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Select Small Cap Value Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Seligman Global Technology Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Seligman Technology and Information Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R
Columbia Strategic Municipal Income Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3
Columbia Ultra Short Duration Municipal Bond Fund	A	Class Adv		Class Inst		Class Inst3
Multi-Manager Value Strategies Fund				Class Inst		Class Inst3

*	On December 15, 2018, Class T Shares (formerly designated as Class W Shares) are exchanged for Class A Shares in a tax free transaction.
**	On March 9, 2018, Class K Shares were exchanged for Class Adv Shares (formerly known as Class R4 Shares) in a tax free transaction.
***	Effective March 27, 2017, Class I Shares are exchanged for Class Inst3 Shares (formerly known as Class Y Shares) in a tax free transaction.
****	Prior to February 24, 2017, Class V Shares were designated Class T Shares.